Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form F-1 (No. 333-229213) of Endava plc of our report dated December 20, 2017, relating to the consolidated financial statements of Velocity Partners LLC. as of December 31, 2016 and 2015, and for the years ended, and to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Seattle, Washington
March 28, 2019